Exhibit 99.1

La Rosa Acquires Real Estate Brokerage Franchisee in California

Launching La Rosa’s multi-level revenue share plan in California intended to empower realtors with a unique income stream

Ninth franchisee that has been acquired since IPO

Reaffirms target to generate $100 million of annualized revenue as a 2024 exit run rate

Celebration, FL / March 20, 2024 / – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today announced that it has completed an acquisition transaction and now holds a 51% interest in the Company’s franchisee - La Rosa Realty California LLC (“La Rosa California”), located in Hayward, California, with a separate branch in Los Angeles, California.

The acquisition comes as part of La Rosa’s strategic expansion plan and brings its previously announced La Rosa’s Ultimate Plan to California. The Ultimate Plan is a four-level revenue share model intended to create a sustainable and lucrative income stream for real estate professionals. This model allows agents to generate earnings not only from their direct referrals but also from the referrals brought in by their recruits.

Joe La Rosa, CEO of the Company, commented, “We believe that California’s dynamic real estate market presents exciting opportunities for growth and expansion. In California, home prices have surged by 11.4% year-over-year as of February 2024, reflecting market demand. Despite this surge in prices, the number of homes sold has increased by 8.1% year-over-year as of February 2024, indicating a competitive market environment. We remain committed to enhancing our service offerings and strengthening our position in the real estate industry. We believe that our Ultimate Plan offers unparalleled opportunities for agents to thrive and succeed in the competitive real estate market. With the strength of our innovative offerings and the expertise of our dedicated agents, we believe that we are well positioned to capitalize on the opportunities presented by California’s real estate market. We anticipate that our accretive roll-up strategy will propel us towards achieving our annualized revenue run rate target of $100 million by the end of 2024, with the expectation of attaining profitability in 2025.”

About La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of the this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com